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                                                                EXHIBIT 23.3




                    [PricewaterhouseCoopers LLP Letterhead]





                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                ----------------


We consent to the incorporation by reference in Form S-3 (Registration No. 333-51214) of WFS Receivables Corporation relating to WFS Financial Owner Trusts of our report dated January 25, 2000, except for Note 18, as to which the date is March 14, 2000, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".


                                           /s/ PricewaterhouseCoopers LLP

                                           PricewaterhouseCoopers LLP



January 10, 2001